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
[OMNI ENERGY SERVICES
     CORP. LOGO]                         NEWS RELEASE                     Nasdaq: OMNI
======================================================================================
4500 NE Evangeline Thwy - Carencro, LA 70520 - Phone - 337-896-6664 - Fax 337-896-6655


FOR IMMEDIATE RELEASE                                                  NO. 05-07

FOR MORE INFORMATION CONTACT:
G. Darcy Klug, Executive Vice President (337) 896-6664


                            OMNI REPORTS 2004 RESULTS

         CARENCRO, LA - APRIL 19, 2005 - OMNI ENERGY SERVICES CORP. (NASDAQ NM:
OMNI) announced today a net loss in its 2004 results despite a 44% increase in revenues over the same year ended December 31, 2003. The Company said that after taking $7.8 million of accounting charges, including $4.2 million of impairment charges recorded as a part of the restructuring of its aviation division; $2.0 million of non-cash accounting charges related to the issuance and redemption of a portion of the Company's 6.5% Subordinated Convertible Debentures; and $2.1 million in other charges, including $0.5 million of preferred stock dividends, the Company reported a net loss from continuing operations of $(11.2) million for the year ended December 31, 2004. After a $3.1 million charge taken in connection with discontinuing a segment of its aviation operations, the Company reported a net loss available to common stockholders of $(14.7) million, or $(1.35) per diluted share on revenues of $51.6 million for year ended December 31, 2004.

         For the year ended December 31, 2003, OMNI previously reported net income from continuing operations of $3.7 million on revenues of $35.8 million. After a $0.2 million charge for losses on certain of its 2003 discontinued operations and $0.5 million on preferred stock dividends, net income available to common stockholders totaled $3.0 million, or $0.31 per diluted share, for the 2003 year.

         On the 2004 results, James C. Eckert, OMNI's Chief Executive Officer commented "During 2004 we re-aligned the Company into separate and distinct business segments to provide efficiency and to improve the long-term profitability of OMNI. In doing so, we incurred approximately $9.3 million in non-recurring expenses including (i) $1.5 million to consolidate our aviation operations and re-certify and re-value the carrying value of portions of our aviation fleet; (ii) $0.7 million of start-up costs incurred to commence certain long-term aviation contracts; (iii) $4.2 million of asset impairment charges taken in our aviation division; and, (iv) $0.3 million in one-time corporate governance cost required by the Sarbanes-Oxley Act of 2003. Our net loss for 2004 was $14.3 million. Excluding $9.3 million in non-recurring charges, and assuming a full year of operations of Trussco, Inc., which we acquired on June 30, 2004, our pro forma EBITDA totaled $12.1 million, or $1.12 per diluted share, a 68% increase over the $7.2 million reported in 2003." Pro forma EBITDA, which is a non-GAAP financial measure, is provided herein to assist investors in better understanding the Company's financial performance. See our reconciliation of pro forma EBITDA to net income, and a discussion of why the non-GAAP measure of pro forma EBITDA is useful on the last page of this press release.

         "Wetter than normal weather conditions in mid-2004 caused a number of our seismic drilling projects to be deferred into the fourth quarter of 2004 and into the first quarter of 2005. Normally, the fourth and first quarters of our fiscal year are our slowest periods for our seismic drilling operations," added Eckert. "While these project delays resulted in less than expected performance results in 2004 for our seismic drilling operations, early 2005 daily seismic drilling revenues ran at record levels. In fact, daily drilling revenues in early 2005 were significantly higher than comparable seismic drilling revenues during any operating period for the past five years. Additionally, seismic drilling margins in early 2005 appear to be improving over this division's margins in 2004 as utilization improves. Also, early indications point towards a possible increase in 2005 of our higher margined transition zone work over 2004 levels."

         "We remain pleased with the strong level of revenues and the impressive profit margins reported by our environmental unit but, there is still room for improvement," continued Eckert. "In 2005, we expect to focus on maximizing this business unit's asset and personnel utilization by consolidating various operational, marketing and administrative functions. This focus will also concentrate on reducing and eliminating non-essential facilities and administrative overhead," added Eckert.

         "The 2004 restructuring of the aviation division should position the Company for improved profitability, but this business unit remains our most challenging task," continued Eckert. "In November 2003, we acquired American Helicopters, Inc. In 2004, we expanded the size and capacity of our aviation fleet. This expansion was obviously beyond the capabilities of management infrastructure of our aviation division," said Eckert. "To address this problem, we initiated the consolidation of our aviation division. In September 2004 we started (i) re-certifying American's aviation fleet under OMNI's FAA certificate; (ii) eliminating duplicative administrative positions; (iii) terminating contracts which were operating at less than acceptable rates for our transportation services; and (iv) eliminating non-essential personnel, bases and operating facilities. While we have returned this business unit to near, break-even levels, the resurrection of this division remains our biggest challenge for 2005 and beyond," said Eckert.

         Headquartered in Carencro, LA, OMNI Energy offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and through its aviation division, transportations services to oil and gas companies operating in the shallow, offshore waters of the Gulf of Mexico. The company provides its services through several business units: Seismic Drilling, Aviation, Permitting, Seismic Survey and Environmental. OMNI's services play a significant role with geophysical companies who have operations in marsh, swamp, shallow water and the U.S. Gulf Coast also called transition zones and contiguous dry land areas also called highland zones.


         Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks associated with OMNI's dependence on activity in the oil and gas industry, labor shortages, international expansion, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the outcome of pending litigation, completion of strategic transactions under consideration by OMNI, completion of a Senior Credit Facility on favorable terms, or at all, reaching a favorable settlement with the holders of our outstanding debentures and other risks detailed in the Company's filings with the Securities and Exchange Commission.

                           OMNI ENERGY SERVICES CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                YEAR ENDED DECEMBER 31,
                                                                           2002         2003          2004
                                                                         --------      --------      --------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenue ..................................................     $ 27,685      $ 35,823      $ 51,634
Operating expenses:
   Direct costs ....................................................       18,558        24,352        35,870
   Depreciation and amortization ...................................        3,684         3,879         5,350
   General and administrative expenses .............................        3,571         4,251        10,410
                                                                         --------      --------      --------
      Total operating expenses .....................................       25,813        32,482        51,630
Asset impairment and other charges .................................           --            --         4,174
                                                                         --------      --------      --------
Operating income (loss) ............................................        1,872         3,341        (4,170)
Interest expense ...................................................        1,179         1,397         5,177
Loss on debenture conversion inducement and debt extinguishment ....           --            --         1,008
Other (income) expense .............................................         (115)         (114)          814
                                                                         --------      --------      --------
Income (loss) before income taxes ..................................          808         2,058       (11,169)
Income tax benefit .................................................          400         1,600            --
                                                                         --------      --------      --------
Net income (loss) from continuing operations .......................        1,208         3,658       (11,169)
Loss from discontinued operations, net of taxes ....................           --          (175)       (3,086)
                                                                         --------      --------      --------
Net income (loss) ..................................................        1,208         3,483       (14,255)
Dividends and accretion of preferred stock .........................         (484)         (484)         (490)
                                                                         --------      --------      --------
Net income (loss) available to common stockholders .................     $    724      $  2,999      $(14,745)
                                                                         ========      ========      ========

Basic income (loss) per common share:
  Income (loss) from continuing operations .........................     $   0.08      $   0.36      $  (1.07)
  Loss from discontinued operations ................................           --         (0.02)        (0.28)
                                                                         --------      --------      --------
  Net income (loss) available to common stockholders ...............     $   0.08      $   0.34      $  (1.35)
                                                                         ========      ========      ========
Diluted income (loss) per common share:
  Income (loss) from continuing operations .........................     $   0.08      $   0.33      $  (1.07)
  Loss from discontinued operations ................................           --         (0.02)        (0.28)
                                                                         --------      --------      --------
  Net income (loss) available to common stockholders ...............     $   0.08      $   0.31      $  (1.35)
                                                                         ========      ========      ========
Number of shares used in calculating income (loss) per share:
   Basic ...........................................................        8,739         8,772        10,884
   Diluted .........................................................        8,745        11,362        10,884

         Set forth below is a reconciliation to GAAP measures of the pro forma measure used herein. Management uses this non-GAAP information to measure the operating results and effectiveness of our ongoing business. We believe this measurement is important to our investors because it allows them to evaluate more effectively the Company's performance using the same measurements that management uses. This non-GAAP financial measure may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements. The results shown below include results for the years ended December 31, 2003 and 2004.

                           OMNI ENERGY SERVICES CORP.
                         UNAUDITED OTHER FINANCIAL DATA

                                                                          YEAR ENDED DECEMBER 31,
                                                                             2003          2004
                                                                           --------      --------
                                                                           (IN THOUSANDS, EXCEPT
                                                                                PER SHARE DATA)
Net income (loss) ....................................................     $  3,483      $(14,255)
Plus:
  Loss from discontinued operations, net of taxes ....................          175         3,086
  Income tax benefit .................................................       (1,600)           --
  Other (income) expense .............................................         (114)          814
  Loss on debenture conversion inducement and debt extinguishment ....           --         1,008
  Interest expense ...................................................        1,397         5,177
  Depreciation and amortization ......................................        3,879         5,350
                                                                           --------      --------
      Total EBITDA ...................................................        7,220         1,180

Pro forma non-recurring adjustments:
  Asset impairment charges ...........................................           --         4,174
  Cost associated with recertification of aviation fleet .............           --         1,487
  Aviation contract start-up costs ...................................           --           705
  Non-cash stock compensation expense ................................           --         1,855
  Trussco pre acquisition pro forma EBITDA ...........................           --         1,597
  Litigation costs ...................................................           --           776
  Non-recurring Corporate Governance costs ...........................           --           328
                                                                           --------      --------
      Total pro forma EBITDA .........................................     $  7,220      $ 12,102
                                                                           ========      ========

Pro forma EBITDA per diluted share ...................................     $   0.64      $   1.12

         The Securities and Exchange Commission (SEC) has adopted rules regulating the use of non-GAAP financial measures, such as EBITDA, in filings with the SEC, disclosures and press releases. These rules require non-GAAP financial measures to be presented with and reconciled to the most nearly comparable financial measure calculated and presented in accordance with GAAP.

         EBITDA consists of earnings (net income) before interest expense, provision for income taxes, depreciation and amortization. Additionally, EBITDA has been adjusted to include loss from discontinued operations, other (income) expense and loss on debenture conversion because these items are either non-recurring or non-cash to arrive at total EBITDA. This term, as we define it, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with U.S. generally accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. For comparability purposes, we further adjusted total EBITDA for the year ended December 31, 2004 to add back material non-recurring costs we have incurred and the operations of Trussco for the period we did not own them to arrive at pro forma EBITDA. Management believes that pro forma EBITDA is indicative of future results that we may obtain under current economic conditions and a measure that provides a performance trend when compared to the year ended December 31, 2003.